EXHIBIT 4.5

SOUTHERN CALIFORNIA GAS
COMPANY
TO
U.S. BANK NATIONAL ASSOCIATION
(successor by merger to U.S. Bank Trust National Association, formerly known as First Trust of California, National Association)
TRUSTEE

SUPPLEMENTAL INDENTURE
To Indenture dated October 1, 1940

Dated as of March 29, 2022

TABLE OF CONTENTS

		Page
Parties	1
Recitals	1
Granting Clauses		3
Habendum and Declaration of Trust		4
ARTICLE I Sundry Provisions		5
Testimonium	1
Signatures and Seals		1
Exhibit A

i

THIS SUPPLEMENTAL INDENTURE, dated as of March 29, 2022 (this “Supplemental Indenture”), is made and entered into in the City of Los Angeles, State of California by and between SOUTHERN CALIFORNIA GAS COMPANY, a corporation duly organized and existing under the laws of the State of California, and having its principal place of business in the City of Los Angeles, State of California (hereinafter sometimes called the “Corporation”) and U.S. BANK NATIONAL ASSOCIATION (successor by merger to U.S. Bank Trust National Association, formerly known as First Trust of California, National Association), an association duly organized and existing under the laws of the United States of America and having a corporate trust office in the City and County of Los Angeles, State of California (hereinafter, together with its predecessors and successors, if any, as trustees under the Indenture referred to below, sometimes called the “Trustee”).
WITNESSETH:
WHEREAS, the Corporation has executed and delivered to the Trustee a certain First Mortgage Indenture (hereinafter referred to as the “Base Indenture”) dated October 1, 1940, to secure bonds of the Corporation designated generally as its “First Mortgage Bonds” to be issued from time to time in one or more series, any of which series may vary from any other as to certain particulars specified in Section 2.01 of the Base Indenture, and the Corporation has executed and delivered to the Trustee supplemental indentures dated, respectively, as of July 1, 1947, May 1, 1948, June 1, 1950, April 1, 1952, August 1, 1955, June 1, 1956, December 1, 1956, July 1, 1957, October 1, 1959, July 1, 1963, September 1, 1964, June 1, 1965, December 1, 1966, October 1, 1970, August 1, 1972, September 1, 1972, October 1, 1974, May 1, 1976, October 1, 1977, November 1, 1979, February 1, 1981, September 15, 1981, April 1, 1982, August 15, 1983, May 18, 1984, December 16, 1985, March 1, 1986, November 15, 1986, December 1, 1986, January 15, 1988, June 15, 1988, November 1, 1988, December 1, 1990, October 1, 1991, August 15, 1992, December 15, 1992, March 1, 1993, June 15, 1993, November 1, 1993, November 15, 1993, October 1, 2002, October 17, 2003, December 15, 2003, December 10, 2004, November 18, 2005, November 21, 2008, November 18, 2010, September 21, 2012, March 13, 2014, September 11, 2014, June 18, 2015, June 18, 2015, June 3, 2016, May 15, 2018, September 24, 2018, June 4, 2019 and January 9, 2020 supplementing and amending the Base Indenture (each, a “Prior Supplemental Indenture,” and the Base Indenture together with all Prior Supplemental Indentures and this Supplemental Indenture being herein collectively referred to as the “Indenture”); and
WHEREAS, the Base Indenture and the Prior Supplemental Indentures dated, respectively, as of July 1, 1947, May 1, 1948, June 1, 1950, April 1, 1952 and August 1, 1955, are recorded in the office of the County Recorder of the Counties listed below in the Official Records thereof, to the extent stated in the Prior Supplemental Indenture dated as of June 1, 1956; the Prior Supplemental Indentures dated, respectively, as of June 1, 1956 and December 1, 1956, are so recorded as stated in the Prior Supplemental Indenture dated as of July 1, 1957; the Prior Supplemental Indenture dated as of July 1, 1957 and each subsequently dated Prior Supplemental Indenture (other than the Prior Supplemental Indenture dated as of January 9, 2020) is so recorded as stated in the Prior Supplemental Indenture dated as of the next succeeding date; and the Prior Supplemental Indenture dated as of January 9, 2020 is recorded in the offices of the County Recorders in the Counties of the State of California, as follows:

County	Reference	Date
Fresno	Official Records, Document 2020-0006724	January 17, 2020
Imperial	Official Records, Document 2020001046	January 21, 2020
Kern	Official Records, Document 220005755	January 15, 2020
Kings	Official Records, Document 2001771	January 27, 2020
Los Angeles	Official Records, Document 20200061262	January 16, 2020
Orange	Official Records, Document 2020000022407	January 17, 2020
Riverside	Official Records, Document 2020-0019254	January 15, 2020
San Bernardino	Official Records, Document 2020-0016273	January 15, 2020
San Diego	Official Records, Document 2020-0022183	January 15, 2020
San Luis Obispo	Official Records, Document 2020002213	January 15, 2020
Santa Barbara	Official Records, Document 2020-0002312	January 15, 2020
Tulare	Official Records, Document 2020-0002560	January 15, 2020
Ventura	Official Records, Document 20200115-00005838-0	January 15, 2020

WHEREAS, the Base Indenture and the Prior Supplemental Indentures dated, respectively, as of July 1, 1947, August 1, 1955, December 1, 1956, June 1, 1965, August 1, 1972, May 1, 1976 and September 15, 1981, copies of each of which were attached as Exhibit B to the Prior Supplemental Indenture dated as of September 11, 2014 recorded in the offices of the County Recorders of San Diego County and San Luis Obispo County, are recorded in such counties to the extent stated in the Prior Supplemental Indentures dated as of June 18, 2015; and

WHEREAS, the Base Indenture and all Prior Supplemental Indentures that have amended the Base Indenture, as currently in effect, or that relate to the Existing First Mortgage Bonds (as defined below), are attached hereto as Exhibit A; and

WHEREAS, bonds of the Corporation of eleven (11) series designated, respectively, as its “First Mortgage Bonds, Series KK, due 2035,” “First Mortgage Bonds, Series MM, due 2040,” “First Mortgage Bonds, Series NN, due 2042,” “First Mortgage Bonds, Series OO, due 2044,” “First Mortgage Bonds, Series PP, due 2024,” “First Mortgage Bonds, Series RR, due 2025,” “First Mortgage Bonds, Series TT, due 2026,” “First Mortgage Bonds, Series UU, due 2048,” “First Mortgage Bonds, Series VV, due 2049,” “First Mortgage Bonds, Series WW, due 2050” and “First Mortgage Bonds, Series XX, due 2030” (collectively, the “Existing First Mortgage Bonds”) are outstanding as a part of the First Mortgage Bonds referred to in the Indenture, each such series of bonds, unless and until the taking of further appropriate action by the Board of Directors of the Corporation, being without limitation as to aggregate authorized principal amount; and

WHEREAS, the Corporation by its execution of this Supplemental Indenture requests the Trustee join in the execution of this Supplemental Indenture; and
WHEREAS, under the provisions of Sections 5.11 and 16.01 of the Indenture, the Corporation and the Trustee may execute and deliver a Supplemental Indenture (i) to assign, convey, mortgage, pledge, transfer and set over unto the Trustee, subject to such liens or other encumbrances as shall be therein specifically described, additional property or properties of the Corporation, for the equal and proportionate benefit and security of the holders of all bonds at any time issued and outstanding under the Indenture, and (ii) for any purpose not inconsistent with the terms of the Indenture; and
WHEREAS, the making, executing, delivering and recording of this Supplemental Indenture have been duly authorized by proper corporate action of the Corporation.
NOW, THEREFORE, in consideration of the foregoing premises and of other good and valuable consideration, receipt of which is hereby acknowledged, and in order further to secure the payment of the principal of and premium, if any, and interest on the bonds of the Corporation now or at any time hereafter outstanding under the Indenture, including specifically, but without limitation, all of the First Mortgage Bonds now outstanding (including the Existing First Mortgage Bonds) and further to secure the observance and performance of all of the covenants, agreements and conditions contained in the Indenture, and without in any way limiting the generality or effect of the Indenture insofar as by any provision thereof any of the property therein or hereafter described or referred to is now subject or intended to be subject to the lien and operation thereof, but to such extent confirming such lien and operation, the Corporation has executed and delivered this Supplemental Indenture and has granted, bargained, sold, released, conveyed, mortgaged, assigned, transferred, pledged, set over and confirmed, and does hereby grant, bargain, sell, release, convey, mortgage, assign, transfer, pledge, set over and confirm unto U.S. Bank National Association, the Trustee, and to its successors or successors in the trust created by the Indenture, and to its and their assigns, forever, with power of sale, subject, to the extent applicable by the terms of the Indenture to any of the properties hereinafter referred to or described, to the exceptions (other than as expressly provided in the granting clauses of the Prior Supplemental Indentures dated respectively as of June 1, 1956, July 1, 1957, October 1, 1959, July 1, 1963, September 1, 1964 and December 1, 1966 with respect to exception (f) set forth on page 67 of the Base Indenture and reading as follows: “(f) Any gas and/or oil acreage, gas and/or oil wells, gas and/or oil reserves, or gas and/or oil leaseholds hereafter acquired by the Corporation, or any property or equipment now or hereafter owned by the Corporation and used for the development of gas and/or oil acreage or for the drilling for or production of gas and/or oil from such acreage;” which exception (f) is by said granting clauses expressly made inapplicable to certain therein specified parcels of property), reservations, conditions, terms and provisions provided in the Indenture with respect to properties subject or intended to be subject thereto, all of the properties and assets of the Corporation, real, personal and mixed, of every kind and character, whether now or hereafter owned by the Corporation and wheresoever situated, including, without in any way limiting or modifying the generality or effect of the foregoing, all and singular, the following properties:
FIRST: All and singular the plants, properties, equipment, real and personal property, estates, interests, goodwill, generating, transmission, feeding, storing, and distribution systems, and utilities of the Corporation situated in the Counties of Fresno, Imperial, Kern, Kings, Los

Angeles, Monterey, Orange, Riverside, San Bernardino, San Diego, San Luis Obispo, Santa Barbara, Tulare and Ventura, and elsewhere, in the State of California, with all and singular the franchises, ordinances, grants, easements, licenses, powers, immunities, permits, privileges, appurtenances, tenements and other rights and property thereunto appertaining or belonging, as the same now exist and as the same and any and all parts thereof may hereafter exist or be improved, added to, enlarged, extended or acquired in said counties or elsewhere in said state or any other state or states.
SECOND: All other property, real, personal and mixed, of every kind, nature and description (including, without in any way limiting the effect or the generality hereof, all facilities; all stocks, bonds and other securities from time to time conveyed, assigned, transferred, mortgaged or pledged on behalf of the Corporation, or with its consent, to the Trustee in the manner and for the purposes as provided in the Indenture; all gas manufacturing plants, boilers, engines, compressors, motors, pumps, generators, gasholders, tanks, appliances, oil storage facilities, gas storage facilities, wells, buildings, structures, plants, works and other improvements; all gas transmission and distributing lines and systems; all meters and regulators and all other apparatus, machinery, appliances, tools, furniture, fixtures, supplies, facilities and utilities and other personal property; or any right or interest in any thereof; all business and goodwill, rights, consents, franchises, ordinances, licenses, agreements, contracts, permits, easements, rights of way, leases and leasehold interests; all powers, grants, privileges and immunities to construct, operate and maintain lines and other facilities or properties for conveying gas or other commodity or utility for any purpose or purposes through, under and over public streets or highways, or public or private places or property; all reversions, remainders, tolls, incomes, revenues, earnings, rents, issues and profits of any property, real, personal and mixed; and all other classes and types of property described or referred to in the Indenture), now or hereafter owned, held, possessed, acquired or enjoyed by or in any manner conferred upon or appertaining to the Corporation, including the interest of the Corporation in all leases now or hereafter owned by it, together with all and singular the tenements, hereditaments, and appurtenances belonging or in any way appertaining to each and every part of any and all property subject or intended to be subject to the lien and operation of the Indenture, and the reversion and reversions, remainder and remainders, tolls, incomes, revenues, earnings, rents, issues and profits thereof.
SAVING AND EXCEPTING, however, from the property hereby mortgaged, conveyed in trust and/or pledged, all property, whether now owned by the Corporation or hereafter acquired by it, expressly saved and excepted from the lien of the Indenture and therein referred to as the “excepted property” (except as otherwise expressly provided in any Prior Supplemental Indenture hereinabove mentioned with respect to exception (f) of said “excepted property”), unless and until, upon the occurrence of an event of default under the Indenture, the Trustee, or any receiver appointed thereunder, shall take possession of any or all of such excepted property.
TO HAVE AND TO HOLD in trust with power of sale for the equal and proportionate benefit and security of all holders of bonds of the Corporation, now or hereafter outstanding under the Indenture as from time to time in effect, and for the enforcement and payment of said bonds and premium, if any, and interest thereon when payable, and the performance of and compliance with the covenants and conditions of the Indenture as from time to time in effect, without any preference, distinction or priority as to lien or otherwise of any of said bonds over any others thereof by reason of the difference in the time of the actual issue, sale or negotiation thereof, or for any other reason whatsoever, except as otherwise expressly provided in the Indenture as from time to time in effect, so that each and every such bond shall have the same lien and so that the principal of and premium, if any, and interest on every such bond shall, subject to the terms thereof, be equally and proportionately secured by said lien, as if such bond had been made, executed, delivered, sold and negotiated simultaneously with the execution and delivery of the Base Indenture.

IT IS HEREBY COVENANTED, DECLARED, AND AGREED by and between the parties hereto that all such bonds are issued, authenticated and delivered, or are to be issued, authenticated and delivered, and that all property subject, or to become subject, to the Indenture is to be held, subject to the covenants, conditions, uses and trusts therein set forth.
ARTICLE I

Sundry Provisions
Section 1.01.    The recitals of fact contained herein shall be taken as the statements of the Corporation, and the Trustee assumes no responsibility for the correctness of the same. The Corporation hereby covenants and agrees that it will cause this Supplemental Indenture to be kept recorded and/or filed as may be required by law, in such manner and in such places as may be necessary fully to preserve and protect the security of the bondholders and all of the rights of the Trustee hereunder, and that it will with all reasonable dispatch deposit with the Trustee counterparts of this Supplemental Indenture bearing official notation or endorsements showing such recordation and/or filing, or in case such counterparts are not returned to the Corporation, furnish to the Trustee the best official evidence of such recordation and/or filing reasonably obtainable by the Corporation, or evidence of the taking of such other action, if any, but the Trustee, subject to the provisions of Sections 14.02 and 14.03 of the Indenture, shall in no way be liable for any failure or omission in this regard.
Section 1.02.    The date of this Supplemental Indenture is intended as and for a date for the convenient identification of this Supplemental Indenture, and is not intended to indicate that this Supplemental Indenture was executed and delivered on said date; it being hereby provided that this Supplemental Indenture may be executed and delivered, either on said date or before or after said date, and that this Supplemental Indenture is in fact executed and delivered by each party hereto on the date of its certificate of acknowledgment hereto attached.
Section 1.03.    This Supplemental Indenture shall be deemed to be part of the Indenture, and the Corporation agrees to conform to and comply with all and singular the terms, provisions, conditions and covenants set forth therein and herein. This Supplemental Indenture shall be construed in connection with and as a part of the Indenture.
Section 1.04.    It is further agreed that the Trustee accepts the trust imposed upon it by this Supplemental Indenture, upon and subject to the same terms and conditions as are expressed in Article XIV of the Base Indenture.

Section 1.05.    In order to facilitate the recording of this Supplemental Indenture, the same may be executed in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts shall collectively constitute one and the same instrument.
Section 1.06.    All terms used in this Supplemental Indenture which are defined in the Indenture and not defined herein shall have the meaning assigned to them in the Indenture.
Section 1.07.    To the extent any provision in this Supplemental Indenture conflicts with any provision in the Indenture, the provisions of this Supplemental Indenture shall govern; provided however, that in the event such conflict would require bondholder consent, the terms and provisions of the Indenture shall govern.
Section 1.08.    The Base Indenture, as heretofore amended and supplemented, insofar as it applies to this Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of California, without regard (to the extent permitted by applicable law) to conflicts of laws principles thereof.
Section 1.09.    The words “execution,” “signed,” “signature,” and words of like import in this Supplemental Indenture or in any instruments, agreements, certificates, legal opinions, negative assurance letters or other documents entered into or delivered pursuant to or in connection with this Supplemental Indenture shall include (subject to the provisions set forth in the last sentence of this Section 1.09) images of manually executed signatures transmitted by facsimile, email or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. Without limitation to the foregoing, and anything in this Supplemental Indenture to the contrary notwithstanding, except as set forth in the proviso to this sentence, (a) this Supplemental Indenture and any other instruments, agreements, certificates, legal opinions, negative assurance letters or other documents entered into or delivered pursuant to or in connection with this Supplemental Indenture may be executed, attested and transmitted by any of the foregoing electronic means and formats and (b) all references in this Supplemental Indenture to the execution, attestation or authentication of any bond of this series (including any Global Security) or any certificate of authentication appearing on or attached to any such bond by means of a manual or facsimile signature shall be deemed to include signatures that are made or transmitted by any of the foregoing electronic means or formats; provided that, notwithstanding the foregoing, this Supplemental Indenture may not be executed or attested by the parties hereto by DocuSign, AdobeSign or other electronic signature.

(Signature Page Follows)

IN WITNESS WHEREOF, Southern California Gas Company has caused this Supplemental Indenture to be signed in its corporate name by one of its Vice Presidents or its Controller and its Secretary or an Assistant Secretary and its corporate seal to be hereunto duly affixed, and U.S. Bank National Association, in token of its acceptance of the trust hereby established, has caused this Supplemental Indenture to be signed in its corporate name by one of its Vice Presidents, all as of March 29, 2022.

SOUTHERN CALIFORNIA GAS COMPANY
Attest:

/s/ David J. Barrett	By /s/ Mia L. DeMontigny
Name: David J. Barrett	Name: Mia L. DeMontigny
Title: Vice President, General Counsel and Assistant Secretary	Title: Chief Financial Officer, Chief Accounting Officer, Controller, and Treasurer

(Seal)
U.S. BANK NATIONAL ASSOCIATION

By /s/ Fonda Hall
Name: Fonda Hall
Title: Vice President

[Signature Page –Supplemental Indenture]

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA	)
	)	ss
COUNTY OF LOS ANGELES	)

    On March 29, 2022, before me, SHIELA JAUREGUI, a Notary Public, personally appeared MIA L. DEMONTIGNY and DAVID L. BARRETT, who proved to me on the basis of satisfactory evidence to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacities, and that by their signatures on the instrument the persons, or the entity upon behalf of which the persons acted, executed the instrument.

    I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

    WITNESS my hand and official seal.

/s/ Shiela Jauregui
SIGNATURE OF NOTARY PUBLIC

My Commission expires March 5, 2026

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA	)
	)	ss
COUNTY OF LOS ANGELES	)

    On March 29, 2022, before me, C.M. Barberena, a Notary Public, personally appeared FONDA HALL, of U.S. BANK NATIONAL ASSOCIATION, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

    I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

    WITNESS my hand and official seal.

/s/ C.M. Barberena
SIGNATURE OF NOTARY PUBLIC

My Commission expires July 21, 2025

Exhibit A

Base Indenture and all Prior Supplemental Indentures

1.First Mortgage Indenture of Southern California Gas Company to American Trust Company, dated October 1, 1940.

2.Supplemental Indenture of Southern California Gas Company to American Trust Company, dated as of June 1, 1950.

3.Supplemental Indenture of Southern California Gas Company to American Trust Company, dated as of August 1, 1955.

4.Supplemental Indenture of Southern California Gas Company to American Trust Company, dated as of December 1, 1956.

5.Supplemental Indenture of Southern California Gas Company to Wells Fargo Bank, dated as of June 1, 1965.

6.Supplemental Indenture of Southern California Gas Company to Wells Fargo Bank, National Association, dated as of August 1, 1972.

7.Supplemental Indenture of Southern California Gas Company to Wells Fargo Bank, National Association, dated as of October 1, 1974.

8.Supplemental Indenture of Southern California Gas Company to Wells Fargo Bank, National Association, dated as of May 1, 1976.

9.Supplemental Indenture of Southern California Gas Company to Wells Fargo Bank, National Association, dated as of September 15, 1981.

10.Supplemental Indenture of Southern California Gas Company to Wells Fargo Bank, National Association, dated as of May 18, 1984.

11.Supplemental Indenture of Southern California Gas Company to U.S. National Bank Association, dated as of November 18, 2005.

12.Supplemental Indenture of Southern California Gas Company to U.S. National Bank Association, dated as of November 18, 2010.

13.Supplemental Indenture of Southern California Gas Company to U.S. National Bank Association, dated as of September 21, 2012.

14.Supplemental Indenture of Southern California Gas Company to U.S. National Bank Association, dated as of March 13, 2014 “First Mortgage Bonds, Series OO, due 2044”

15.Supplemental Indenture of Southern California Gas Company to U.S. National Bank Association, dated as of September 11, 2014.

16.Supplemental Indenture of Southern California Gas Company to U.S. National Bank Association, dated as of June 18, 2015.

17.Supplemental Indenture of Southern California Gas Company to U.S. National Bank Association, dated as of June 3, 2016.

18.Supplemental Indenture of Southern California Gas Company to U.S. National Bank Association, dated as of May 15, 2018.

19.Supplemental Indenture of Southern California Gas Company to U.S. National Bank Association, dated as of September 24, 2018.

20.Supplemental Indenture of Southern California Gas Company to U.S. National Bank Association, dated as of June 4, 2019.

21.Supplemental Indenture of Southern California Gas Company to U.S. National Bank Association, dated as of January 9, 2020.